UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/24/2014

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Departure of Director

On November 24, 2014, John T. Reynolds notified Tesco Corporation (the “Company”) of his intent to resign as a member of the Board of Directors of the Company (the “Board”), and its Corporate Governance and Nominating Committee, in order to focus on his other professional and personal commitments. Mr. Reynolds is not resigning from the Board due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Board will formally accept the resignation at its next meeting.

The Company wishes to thank Mr. Reynolds for his nearly five years of contributions to the Board. The Board also wishes to note all of the efforts and dedication that Mr. Reynolds brought to his service to the Company and his instrumental role in focusing the Company on the creation of shareholder value. The Company wishes him continued success in the future.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: November 26, 2014	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel